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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statements No. 333-12503, No. 333-52631, No. 333-62333 and No. 333-72149 of E*TRADE Group,
Inc. on Form S-8, Registration Statements No. 333-86925, No. 333-89809, No. 333-90557, No. 333-90963, No. 333-91527, and No. 333-94457 of E*TRADE Group,
Inc. on Form S-3, and Registration Statement No. 333-91467 of E*TRADE Group, Inc. on Form S-4, of our report dated October 13, 1999 (March 15, 2000 as to the second paragraph of note 1) appearing in this Annual Report on Form 10-K/A of E*TRADE Group, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
April 14, 2000